FIRST TRUST EXCHANGE-TRADED FUND III

(a Massachusetts Business Trust)

Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest

(Effective as of September 14, 2020)

Whereas, pursuant to Section 4.9 of the Amended and Restated Declaration of Trust dated June 12, 2017 as the same may be amended from time to time (the “Declaration”), of First Trust Exchange-Traded Fund III, a Massachusetts business trust (the “Trust”), the Board of Trustees of the Trust divided the Shares of the Trust into two series of shares of beneficial interests in the Trust (each, a “Series”) as of that same date as set forth on Schedule A to the Declaration: First Trust Target Mega Cap Fund and First Trust Target International Mega Cap Fund;

Whereas, by vote of at least a majority of the Trustees of the Trust, at a meeting held on December 14, 2009, the Trustees determined not to bring the initial two Series to market, and therefore terminated such Series and designated two additional Series to be named First Trust Developed International Markets AlphaDEX Fund and First Trust Emerging Markets AlphaDEX Fund;

Whereas, by vote of at least a majority of the Trustees of the Trust, at a meeting held on September 19, 2011, the Trustees determined not to bring the First Trust Developed International Markets AlphaDEX Fund and First Trust Emerging Markets AlphaDEX Fund to market, and therefore terminated such Series and designated an additional Series to be named First Trust Preferred Securities and Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on March 11, 2013, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named First Trust Income Builder ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on June 10, 2013, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate two additional series to be named First Trust Inflation Managed Sovereign Debt ETF and First Trust RBA Quality Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on September 16, 2013, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate two additional series to be named First Trust Emerging Markets Local Currency Bond ETF and First Trust Managed Municipal ETF;

Whereas, by vote of at least a majority of the Trustees of the Trust, at a meeting held on January 22, 2014, the Trustees of the Trust determined to not bring the First Trust RBA Quality Income ETF under the Trust, and therefore terminated such Series and designated an additional Series to be named First Trust Long/Short Equity ETF;

Whereas, the Trust filed on March 11, 2013, with the Commonwealth of Massachusetts the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest, as amended and restated, which by clerical error included First Trust Hedged Equity Income ETF and First Trust Equity High Income ETF as Series of the Trust and now desires to correct such clerical error and remove such Series through this amendment and restatement;

Whereas, the Trust filed on January 22, 2014, with the Commonwealth of Massachusetts the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest, as amended and restated, which by clerical error omitted First Trust Income Builder ETF as Series of the Trust and now desires to correct such clerical error through this amendment and restatement;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on June 9, 2014, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named First Trust Tax-Advantaged Real Estate Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on September 15, 2014, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate the First Trust Income Builder ETF, and designate one additional series to be named First Trust Currency Strategy ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on June 16, 2015, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate the First Trust Inflation Managed Sovereign Debt ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on September 14, 2015, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to rename First Trust Currency Strategy ETF as the First Trust Long/Short Currency Strategy ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on November 16, 2015, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate four additional series to be named First Trust RiverFront Dynamic Europe ETF; First Trust RiverFront Asia Pacific ETF; First Trust RiverFront Emerging Markets ETF; and First Trust RiverFront Developed International ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on June 16, 2015, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named First Trust Municipal High Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on March 7, 2016, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate a series of the Trust, First Trust Long/Short Currency Strategy ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on May 3, 2016, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate two additional series to be named First Trust Horizon Managed Volatility Domestic ETF and First Trust Horizon Managed Volatility Developed International ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on October 25, 2016, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series of the Trust to be named First Trust California Municipal High Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on March 6th, 2017, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series of the Trust to be named First Trust Institutional Preferred Securities and Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on August 6th, 2018, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate two additional series of the Trust to be named First Trust Enhanced Short Maturity Municipal ETF and First Trust Short Duration Managed Municipal ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on September 10th, 2018, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to change the name of First Trust Enhanced Short Maturity Municipal ETF to First Trust Ultra Short Duration Municipal ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on September 9th, 2019, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series of the Trust to be named First Trust Vivaldi Merger Arbitrage ETF;

 Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on December 9th, 2019, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to change the name of First Trust Vivaldi Merger Arbitrage ETF to First Trust Merger Arbitrage ETF and in order to designate one additional series of the Trust to be named First Trust Horizon Managed Volatility Small/Mid ETF; and

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on September 14th, 2020, desire to amend and restate the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series of the Trust to be named First Trust New York Municipal High Income ETF.

Now, Therefore, by vote of at least a majority of the Trustees of the Trust, the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest is further amended and restated in its entirety as follows:

The Series of the Trust are established and designated with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.       First Trust Preferred Securities and Income ETF

2.       First Trust Emerging Markets Local Currency Bond ETF

3.       First Trust Managed Municipal ETF

4.       First Trust Long/Short Equity ETF

5.       First Trust Tax-Advantaged Real Estate Income ETF

6.       First Trust Municipal High Income ETF

7.       First Trust RiverFront Dynamic Europe ETF

8.       First Trust RiverFront Dynamic Asia Pacific ETF

9.       First Trust RiverFront Dynamic Emerging Markets ETF

10.       First Trust RiverFront Dynamic Developed International ETF

11.       First Trust Horizon Managed Volatility Domestic ETF

12.       First Trust Horizon Managed Volatility Developed International ETF

13.       First Trust California Municipal High Income ETF

14.       First Trust Institutional Preferred Securities and Income ETF

15.       First Trust Ultra Short Duration Municipal ETF

16.       First Trust Short Duration Managed Municipal ETF

17.       First Trust Merger Arbitrage ETF

18.       First Trust Horizon Managed Volatility Small/Mid ETF

19.       First Trust New York Municipal High Income ETF

1.       Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.       The number of authorized Shares of each Series is unlimited.

3.       Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (the “Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.       With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.       The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.       The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.       Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

In Witness Whereof, the undersigned, being the Assistant Secretary of the Trust, has executed this instrument as of this 14th day of September, 2020.

  /s/ Erin Klassman

      Erin Klassman, Assistant Secretary

FIRST TRUST EXCHANGE-TRADED FUND III

State of Illinois	)
) SS.
County of DuPage	)

Then personally appeared the above-named person who is known to me to be the Assistant Secretary of the Trust whose name and signature are affixed to the foregoing Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest and who acknowledged the same to be his free act and deed, before me this 14th day of September, 2020.

 /s/ Sandra Kim Streit

Notary Public

My Commission Expires: 5/28/21